Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL DECLARES INCREASED
QUARTERLY CASH DIVIDEND

West Point, Georgia, October 25, 2016 – Charter Financial Corporation (NASDAQ: CHFN) today announced that its board of directors has declared an increased quarterly cash dividend of $0.055 per share, up from the $0.05 per share dividend declared the previous 14 quarters. The dividend is payable on November 22, 2016, to stockholders of record as of November 10, 2016.
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.